SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                    Current Report Pursuant to Section 13 or
                       15(d) of The Securities Act of 1934



                Date of Report (Date of earliest event reported):
                          July 12, 2005 (July 6, 2005)


                                  EQUITEX, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                       0-12374                     84-0905189
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(State or other jurisdiction   (Commission File Number)         (I.R.S. Employer
of incorporation)                                            Identification No.)


                            7315 East Peakview Avenue
                            Englewood, Colorado 80111
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               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (303) 796-8940


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         (Former name or former address, if changed since last report.)




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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On July 6, 2005, the Registrant, Equitex, Inc., entered into an Agreement in Principle (the "Agreement") with Hydrogen Power, Inc. ("HPI") for the acquisition of a license to exploit all of HPI's intellectual property in the United States and to receive three separate options to acquire additional intellectual property license rights for the exclusive license to South America, the exclusive license to Mexico, and the non-exclusive license to Canada, as well as the assets and liabilities of HPI.

         Pursuant to a license agreement (the "License Agreement") to be entered into between the parties, HPI will grant to Equitex a perpetual, fully-paid up license to exploit the intellectual property in the United States in exchange for the issuance to HPI of Equitex common stock, in a private placement, in an amount equal to an aggregate of 40% of the outstanding common stock of Equitex (the "Share Issuance"); provided that, at the closing of the License Agreement (the "Closing"), Equitex will only be required to issue a number of shares of common stock equal to 19.99% of the outstanding common stock of Equitex (before giving effect to the issuance), and will issue the remaining shares upon obtaining shareholder approval for the Share Issuance. In addition, Equitex agreed to pay a $3,000,000 license fee of which $1,000,000 was paid upon the execution of the Agreement. The balance of $2,000,000 is required to be paid at the closing of a definitive agreement.

         Additionally, at Closing, HPI shall grant Equitex:

     (i) an option to purchase a similar exclusive license to exploit the intellectual property in South America (the "First Option"),

     (ii) an option to purchase a similar exclusive intellectual property license to exploit the intellectual property in Mexico (the "Second Option"); provided that, the Second Option will not vest in Equitex unless it exercises the First Option, and

     (iii) an option to purchase a similar non-exclusive intellectual property license to exploit the intellectual property in Canada, as well as to acquire all of the assets and liabilities of HPI (the "Third Option"); provided that, the Third Option will not vest in Equitex unless it exercises the Second Option.

         The First Option shall vest 180 days after Closing and be exercisable for a period of 90 days thereafter. If Equitex exercises the First Option, on the date the license relating to South America is transferred to Equitex, it shall be required to issue HPI a number of shares of common stock equal to 40% of the then outstanding common stock of Equitex.

         If Equitex exercises the First Option, the Second Option shall vest 270 days after Closing and be exercisable for a period of 90 days thereafter. If Equitex exercises the Second Option, on the date the license relating to Mexico are transferred to Equitex, it shall be required to issue to HPI a number of shares of common stock equal to 40% of the then outstanding common stock of Equitex.

         If Equitex exercises the Second Option, the Third Option shall vest 360 days after Closing and be exercisable for a period of 90 days thereafter. If Equitex exercises the Third Option, on the date the license relating to Canada, as well as the HPI assets are transferred to Equitex, it shall be required to issue to HPI a number of shares of common stock equal to 40% of the then outstanding common stock of Equitex.

         The Closing is subject to the fulfillment of customary conditions, including negotiation and execution of a definitive agreement, board, and to the extent required, shareholder approvals, and receipt of any required third party consents.

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

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         99.1     Press Release dated July 11, 2005.  Filed herewith.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EQUITEX, INC.



Date: July 12, 2005                    By:    /s/ Thomas B. Olson
                                          --------------------------------
                                            Thomas B. Olson, Secretary




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